EXHIBIT 11


                             NB CAPITAL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE



                                        Three-month period    Three-month period
                                               ended                 ended
                                             March 31,             March 31,
                                               1999                   1998
                                        ------------------    ------------------



Net income                                  $ 9,091,293           $ 9,444,371



Deduct:   Senior preferred stock
          and series A preferred
          stock dividends                     6,269,620             6,273,721
                                              ---------             ---------


                                 (A)       $  2,821,673          $  3,170,650

Common share outstanding         (B)                100                   100


Earning per share                (A/B)     $  28,216.73         $   31,706.50












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